UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016

MICROPHASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55382	06-0710848
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Trap Falls Road Extension, Suite 400, Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

(203) 866-8000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 9, 2016, Microphase Corporation (the “Company”), issued those certain promissory notes (the “Notes”) in the principal amount of $525,000 pursuant to those certain Note Purchase Agreements (the “Note Purchase Agreements”) between the Company and ten purchasers introduced by Spartan Capital Securities, LLC (“Spartan”) pursuant to that certain Selling Agreement between the Company and Spartan. The Notes have an interest rate of 10% and will be repaid as follows: (i) in the event that the public offering of the Company’s securities closes prior to the first anniversary of the issuance date of such Note, the amount that is equal to (A) the entire original principal amount of such Note multiplied by 1.25 plus (B) the interest on the entire outstanding principal amount, if any, accrued quarterly, every 90 days, beginning on the date that is 90 days from the issuance date of such Note, will be due and payable by no later than five days from the date of the closing of the Company’s public offering (the “Offering”); or (ii) in the event that the Offering has not closed prior to the first anniversary of the issuance date of such Note, on such first anniversary of the issuance date of such Note, the amount that is equal to (A) the amount that is equal to the entire original principal amount of such Note multiplied by 1.25, plus (B) the interest on the entire outstanding principal amount accrued quarterly, every 90 days, beginning on the date that is 90 days from the issuance date of such Note, will be due and payable. In the event that the Offering closes on a date that is sooner than 90 days from the issuance date of the Notes, no interest will accrue.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Note, form of Note Purchase Agreement and Selling Agreement, copies of which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 9, 2016 (the “Effective Time”), the Company completed filing of the following documents, effecting change its state of incorporation from the State of Connecticut to the State of Delaware (the “Reincorporation”): (i) statement of domestication filed with the Secretary of State of the State of Connecticut (the “Connecticut Statement of Domestication”), (ii) certificate of conversion filed with the Secretary of State of the State of Delaware (the “Delaware Certificate of Conversion”) and (iii) a certificate of incorporation (the “Delaware Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Company also adopted new bylaws, which became effective at the Effective Time (the “Delaware Bylaws”).

Upon the effectiveness of the Reincorporation, the affairs of the Company ceased to be governed by Connecticut corporation laws and became subject to Delaware corporation laws; the resulting Delaware corporation (“Microphase-DE”) is the same entity as the Company previously incorporated in Connecticut (“Microphase-CT”) and continues with all of the rights, privileges and powers of Microphase-CT, possesses all of the properties of Microphase-CT, continues with Microphase-CT immediately prior to the Reincorporation; and each three (3) outstanding shares of Microphase-CT capital stock became one (1) outstanding share of capital stock of a like class of Microphase-DE, and each outstanding option or right to acquire shares of Microphase-CT common stock became an option or right to acquire shares of common stock of Microphase-DE on the same terms and conditions as in effect immediately prior to the Reincorporation.

The Reincorporation did not affect any of the Company's material contracts with any third parties, and the Company's rights and obligations under such material contractual arrangements continue to be rights and obligations of the Company after the Reincorporation. The Reincorporation did not result in any change in headquarters, business, jobs, management, location of any of the offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Connecticut Statement of Domestication, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation, copies of which are filed as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1*	Statement of Domestication, filed with with the Connecticut Secretary of State and made effective December 9, 2016.

3.2*	Certificate of Conversion, as filed with the Delaware Secretary of State and made effective December 9, 2016.

3.3*	Certificate of Incorporation, as filed with the Delaware Secretary of State and made effective December 9, 2016.

3.4	Bylaws (incorporated by reference to the Company’s Registration Statement on Form S-1, filed with the SEC on July 28, 2016.)
4.1*	Form of Promissory Note.
10.1*	Form of Note Purchase Agreement.
10.2*	Selling Agreement by and between Microphase Corporation and Spartan Capital Securities, LLC dated October 13, 2016

*filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROPHASE CORPORATION

Date: December 16, 2016	By:	/s/ Michael Ghadaksaz
Michael Ghadaksaz Chief Executive Officer